================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              NUGGET RESOURCES INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)

              NEVADA                       1000                 Applied For
-------------------------------    ---------------------   ---------------------
(State or other jurisdiction of    Standard Industrial         IRS Employer
incorporation or organization)       Classification        Identification Number

NUGGET RESOURCES INC.
Peter Sorel, President
7322 Prince Edward Street
Vancouver, British Columbia
Canada                                        V5X 3P7
------------------------------              ----------
(Name and address of principal              (Zip Code)
executive offices)

Registrant's telephone number,
including area code:                                (250) 385-8444
                                               Fax: (250) 385-3002
                                                   ------------------

Approximate date of commencement of Proposed sale to the public:
                                                    as soon as practicable after
                                                    the  effective  date of this
                                                    Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                               |  |
                                                                --

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |
                         --

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |
                         --

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following.
                                                              |  |
                                                               --

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
TITLE OF            AMOUNT TO        PROPOSED       PROPOSED       AMOUNT OF
EACH CLASS          BE               MAXIMUM        MAXIMUM        REGISTRATION
OF                  REGISTERED       OFFERING       AGGREGATE      FEE (2)
SECURITIES                           PRICE PER      OFFERING
TO BE                                SHARE (1)      PRICE (2)
REGISTERED
--------------------------------------------------------------------------------
Common Stock       5,500,000 shares  $0.01          $55,000        $5.89

(1) Based on the last sales price on April 21, 2005.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


SUBJECT TO COMPLETION, Dated March 22, 2006

Agent for service of process:       Empire Stock Transfer Inc.
                                    7251 West Lake Mead Boulevard Suite 300
                                    Las Vegas, NV 89128

                                   PROSPECTUS
                              NUGGET RESOURCES INC.
                                5,500,000 SHARES
                                  COMMON STOCK
                                ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                                ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS ON PAGES 6 - 9.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                ----------------

                 The Date of This Prospectus Is: March 22, 2006

                       Table Of Contents
                                                               PAGE
Summary .......................................................  6
Risk Factors ..................................................  7
  -  If we do not obtain additional financing, our business
     will fail ................................................  7
  -  Because we have not commenced business operations, we face a high risk of business failure ..........................  8
  - Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail ................................................  8
  -  We need to continue as a going concern if our business is to succeed.  Our independent auditor has raised doubt about our ability to continue as a going concern................  8
  - Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business .......................  8
  -  Even if we discover commercial reserves of precious metals on the Raven property, we may not be able to
     successfully commence commercial production ..............  9
  - Because our president and secretary have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail..............................  9
  -  Because our management has only limited experience in
     mineral exploration, our business has a higher risk of
     failure...................................................  9
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares .........   9
  -  A purchaser is purchasing penny stock which limits the
     sell the ability to stock ................................ 10
Forward-Looking Statements..................................... 10
Use of Proceeds ............................................... 10
Determination of Offering Price ............................... 10
Dilution ...................................................... 10
Selling Shareholders .......................................... 10
Plan of Distribution .......................................... 14
Legal Proceedings ............................................. 16
Directors, Executive Officers, Promoters and Control Persons .. 16
Biographical Information ...................................... 16
Term of Office ................................................ 17
Significant Employees ......................................... 17
Conflicts of Interest ......................................... 17
Security Ownership of Certain Beneficial Owners and Management  17
Description of Securities ..................................... 18
Interest of Named Experts and Counsel ......................... 19
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities .................................... 19
Organization Within Last Five Years ........................... 19
Description of Business ....................................... 19
Description, Location and Access .............................. 20
Raven Property Staking and Purchase Agreement ................. 20
Exploration History ........................................... 20
Geological Assessment: Report Property......................... 20
Conclusions ................................................... 21
Proposed Budget for Phase One ................................. 21
Compliance With Government Regulation ......................... 21
Employees ..................................................... 22

Research and Development Expenditures ......................... 23
Subsidiaries .................................................. 23
Patents and Trademarks ........................................ 23
Reports to Security Holders ................................... 23
Plan of Operations ............................................ 23
Results of Operations For Period Ending September 30, 2005 .... 24
Description of Property ....................................... 24
Certain Relationships and Related Transactions ................ 25
Market for Common Equity and Related Stockholder Matters ...... 25
No Public Market for Common Stock ............................. 25
Stock Holders of Our Common Shares ............................ 25
Rule 144 Shares ............................................... 25
Registration Rights ........................................... 26
Dividends ..................................................... 26
Executive Compensation ........................................ 26
Summary Compensation Table .................................... 26
Annual Compensation Table ..................................... 26
Stock Option Grants ........................................... 26
Consulting Agreements ......................................... 27
Financial Statements .......................................... 28
Changes in and Disagreements with Accountants ................. 55

                                     Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property, the Raven property, located in British Columbia, Canada. We own a 100% interest in the one mineral claim comprising the Raven property. We purchased this claim from David Heyman of Langley, British Columbia for a cash payment of $4,000.

Our objective is to conduct mineral exploration activities on the Raven property in order to assess whether it possesses economic reserves of zink, copper and silver. We have not yet identified any economic mineralization on the property. Our proposed exploration program is designed to search for an economic mineral deposit.

There is currently no public market for our common stock and no certainty that a market will develop. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

We were incorporated on March 10, 2005 under the laws of the state of Nevada. Our principal offices are located at 7322 Prince Edward Street, Vancouver, British Columbia, Canada. Our telephone number is (250) 385-8444.

The Offering:

Securities Being Offered            Up to 5,500,000 shares of common stock.

Offering Price                      The  selling   shareholders  will  sell  our
                                    shares at $0.01 per  share until our  shares
                                    are quoted on  the   OTC   Bulletin   Board,
                                    and  thereafter  at prevailing market prices
                                    or   privately    negotiated    prices.   We
                                    determined this offering price based upon the price of the last sale of our common stock to investors.

Terms Of the Offering               The selling shareholders will determine when
                                    and how they will sell the common stock offered in this prospectus.

Termination Of the Offering         The offering will conclude  when  all of the
                                    5,500,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued and to be Issued  10,500,000  shares  of  our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use Of Proceeds                     We will not receive any  proceeds  from  the
                                    sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet                           December 31, 2005

(unaudited)
Cash                                        $19,927
Total Assets                                $19,927
Liabilities                                  $4,475
Total Stockholders' Equity                  $15,452

Statement Of Loss and Deficit

From Incorporation on March 10, 2005 to December 31, 2005 (unaudited)


Revenue                                 $      0
Net Loss                                ($8,548)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

As of December 31, 2005, we had cash in the amount of $19,927. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Raven property. While we have sufficient funds to conduct the initial exploration on the property, estimated to cost $6,190, we may require additional financing in order to determine whether the property contains economic mineralization. We will also require additional financing if the costs of the exploration of the Raven property are greater than anticipated.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for zinc, copper, and silver, and investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Raven property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Raven property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on March 10, 2005 and to date have been involved primarily in organizational activities and the acquisition of our mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to
exploration,   and  additional  costs  and  expenses  that  may  exceed  current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Raven property and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail. If we determine that the Raven property does not contain any reserves and that we are unable to complete our business plan with respect to the claims, we intend to acquire an interest or interests in additional mineral claims for exploration purposes. Additional acquisitions will depend upon our ability to raise additional funding through our sale of common stock.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claims containing economic mineralization or reserves is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Raven property does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO  CONTINUE  AS A GOING  CONCERN IF OUR  BUSINESS  IS TO  SUCCEED.  OUR
INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The Independent Auditor's Report to our audited financial statements for the period ended September 30, 2005 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE RAVEN PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Raven property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing zinc, copper and silver of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production. We may not be able to obtain such financing.

BECAUSE OUR PRESIDENT AND SECRETARY HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Peter Sorel spends approximately 50% his business time providing his services to us. Our secretary, Mr. David Matzele spends only about 10% of his business time providing his services to us. While Mr. Sorel and Mr. Matzele presently possess adequate time to attend to our interests, it is possible that the demands on Mr. Sorel and Mr. Matzele from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business.

BECAUSE MANAGEMENT HAS ONLY LIMITED EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

None of our directors has any technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board.
 If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the "Plan of Distribution" section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination Of Offering Price

The selling shareholders will sell our shares at $0.01per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 5,500,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1. 4,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on April 5, 2005; and

2. 1,500,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on April 21,2005.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. the number of shares owned by each prior to this offering;
2. the total number of shares that are to be offered for each;
3. the total number of shares that will be owned by each upon completion of the offering; and
4. the percentage owned by each upon completion of the offering.

Name of Selling                          Shares Owned      Total Number of           Total Shares
Owned Stockholder                        Prior To This     Shares To Be              Owned Upon        Percent
Completion                               Offering          Offered For Selling       Completion        Upon
Offering                                                   Shareholders              Of This           Of This
                                                           Account                   Offering          Offering
---------------------------------------------------------------------------------------------------------------------
Ahmad Khatib
705 Townley Street
Coquitlam, BC                            500,000           500,000                   Nil               Nil

Kerry Robert Wilks
1200 Eastwood Street
Coquitlam, BC                            500,000           500,000                   Nil               Nil

Sara Rakhshandeh
1288 22nd Street
West Vancouver, BC                       500,000           500,000                   Nil               Nil

Rankan Khatib
705 Townley Street
Coquitlam, BC                            500,000           500,000                   Nil               Nil

Phu Quang Tran
16916 104th Avenue
Surrey, BC                               500,000           500,000                   Nil               Nil

Alexander Cherris Medway
555 Abbott Street, Suite 715
Vancouver, BC                            500,000           500,000                   Nil               Nil


Name of Selling                          Shares Owned      Total Number of           Total Shares
Owned Stockholder                        Prior To This     Shares To Be              Owned Upon        Percent
Completion                               Offering          Offered For Selling       Completion        Upon
Offering                                                   Shareholders              Of This           Of This
                                                           Account                   Offering          Offering
---------------------------------------------------------------------------------------------------------------------
Behrang Rowshandeli
820 Burley Drive
West Vancouver, BC                       500,000           500,000                   Nil               Nil

Valerie Barbuto
2638 Ash Street, Suite 102
Vancouver, BC                            500,000           500,000                   Nil               Nil

Juan Carlos Galan
7999 Berkley Street
Burnaby, BC                              75,000            75,000                    Nil               Nil

Do Van Troung
9878 156 Street
Surrey, BC                               75,000            75,000                    Nil               Nil

Vivek Takiar
2997 Marcellin Place
Coquitlam, BC                            75,000            75,000                    Nil               Nil

Amit Singh Dusanj
415 S.E. Marine Dribe
Vancouver, BC                            75,000            75,000                    Nil               Nil

Kylie Robyn Mains
145 Keith Road West, Suite 113
North Vancouver, BC                      75,000            75,000                    Nil               Nil

Christopher Alan Crumley
939 Homer Street, Suite 411
Vancouver, BC                            75,000            75,000                    Nil               Nil

Muhammad Dawood Dastgir
8962 - 140A Street
Surrey, BC                               75,000            75,000                    Nil               Nil

Samuel Salesh Hari
778 East 53rd Avenue
Vancouver, BC                            75,000            75,000                    Nil               Nil

Name of Selling                          Shares Owned      Total Number of           Total Shares
Owned Stockholder                        Prior To This     Shares To Be              Owned Upon        Percent
Completion                               Offering          Offered For Selling       Completion        Upon
Offering                                                   Shareholders              Of This           Of This
                                                           Account                   Offering          Offering
---------------------------------------------------------------------------------------------------------------------

Keith Graham Mitchell
2552 East 11th Avenue
Vancouver, BC                            75,000            75,000                    Nil               Nil

Muhammed Sanwal Durrani
13538 67th Avenue
Surrey, BC                               75,000            75,000                    Nil               Nil

Pinky Rani Jhuty
4551 Westminster Highway
Richmond, BC                             75,000            75,000                    Nil               Nil

Jagjeet Singh Manhas
5715 Willingdon Avenue
Burnaby, BC                              75,000            75,000                    Nil               Nil

Yermiah Durrani
13039 Huntley Avenue
Surrey, BC                               75,000            75,000                    Nil               Nil

Jasvir Singh
18917 60th Avenue
Surrey, BC                               75,000            75,000                    Nil               Nil

Rimpy Hothi
7162 Railway Avenue
Richmond, BC                             75,000            75,000                    Nil               Nil

Christopher James Dickinson
3539 Copley Street
Vancouver, BC                            75,000            75,000                    Nil               Nil

Marcello Anthony Salvino
3941 Union Street
Burnaby, BC                              75,000            75,000                    Nil               Nil

Michael Dale Gardner
1045 Hard Street, Suite 702
Vancouver, BC                            75,000            75,000                    Nil               Nil

Paul Arthur Ferguson
1868 Pitt River Road
Port Coquitlam, BC                       75,000            75,000                    Nil               Nil

Name of Selling                          Shares Owned      Total Number of           Total Shares
Owned Stockholder                        Prior To This     Shares To Be              Owned Upon        Percent
Completion                               Offering          Offered For Selling       Completion        Upon
Offering                                                   Shareholders              Of This           Of This
                                                           Account                   Offering          Offering
---------------------------------------------------------------------------------------------------------------------

Peter Guang Chow
2615 East 49th Avenue
Vancouver, BC                            75,000            75,000                    Nil               Nil

The named party beneficially owns and has sole voting and investment over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 10,500,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1) has had a material relationship with us other than as a shareholder at any time within the past three years;
(2)  has ever been one of our officers or directors; or
(3) has the right to acquire any shares with sixty days from options, arrants, rights, conversion privileges, or similar obligations.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so while acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $10,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

* contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
* contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
* contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
* contains a toll-free telephone number for inquiries on disciplinary actions;
* defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
* contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

*      with bid and offer quotations for the penny stock;
* details of the compensation of the broker-dealer and its salesperson in the transaction;
* the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
* monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 West Lake Mead Boulevard, Suite 300, Las Vegas, NV 89128.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age

Peter Sorel                       53
David Matzele                     49


Executive Officers:

Name of Officer                  Age             Office
---------------------           -----            -------
Peter Sorel                       53             President, Chief Executive
                                                 Officer, and a Director

David Matzele                     49             Secretary, Treasurer, Principal
                                                 Accounting Officer and a
                                                 Director
Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Peter Sorel has acted as our President, Chief Executive Officer, and as a director since July 6, 2005. Since January, 2001 he has been employed as the store manager of Nugget Jewelers Inc., a retail jeweler store located in Victoria, British Columbia, Canada.

Mr. Sorel does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Sorel intends to devote 50% of his business time per week to our affairs.

Mr. David Matzele has acted as our President, Chief Executive Officer, Principal Accounting Officer, Secretary and as a director from our incorporation on March

10, 2005 until July 6, 2005. Since July 6, 2005 Mr. Matzele has acted as our Secretary, Principal Accounting Officer, Treasurer and as a director. Since January, 2001 Mr. Matzele has been self employed as a computer software consultant in Vancouver, British Columbia, Canada.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any written procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.


Title of Class     Name and address                Amount of beneficial  Percent
of                 of beneficial owner                    ownership       class

Common Stock       David Matzele                          5,000,000       47.6%
                   Secretary, Principal Accounting
                   Officer, Treasurer and Director
                   7322 Prince Edward Street,
                   Vancouver, BC, Canada

Common Stock       Peter Sorel                                   0           0%
                   President, Chief Executive Officer
                   and Director
                   778 Fort Street,
                   Victoria, BC, Canada

Common Stock       All officers and directors as a group
                   that consists of two people            5,000,000       47.6%


The percent of class is based on 10,500,000 shares of common stock issued and outstanding as of the date of this prospectus.

Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of December 31, 2005, there were 10,500,000 shares of our common stock issued and outstanding that are held by 29 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Clark Wilson LLP has provided an opinion on the valid issuance of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by James Stafford, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure  Of  Commission  Position  Of  Indemnification   For  Securities  Act
Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization Within Last Five Years

We were incorporated on March 10, 2005 under the laws of the state of Nevada. On that date, David Matzele was appointed as President, Secretary, Chief Executive Officer, Principle Accounting Officer and director. Peter Sorel was appointed as our President, Secretary, Chief Executive Office, and director on July 6, 2005. Mr. Matzele concurrently resigned as President, Secretary, Chief Executive Officer, and was appointed Secretary, Principle Accounting Officer and Treasurer.

No promoter has received, or has an agreement to receive, anything of value, directly or indirectly, from us.

Description Of Business

In General

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We own a 100% interest in one mineral claim known as the Raven property. There is no assurance that a commercially viable mineral deposit exists on the property. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

Our plan of operation is to conduct exploration work on the Raven property in order to ascertain whether it possesses economic quantities of zinc, copper and silver. There can be no assurance that economic mineral deposits or reserves exist on the Raven property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Even if we complete our proposed exploration programs on the Raven property and they are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Description, Location and Access

The Raven Property is located approximately 17 kilometers northeast of Princeton, in southcentral British Columbia. Princeton in located on the junction of 2 major highways approximately 283 kilometers east of Vancouver. The property consists of 1 claim totaling 524.728 hectacres. Raven may be accessed from Princeton approximately 10 kilometers east through a north bound logging road.

Raven is located within the Coastal Mountain Ranges of southwestern British Columbia. Elevations range from 5,300 feet to 5,825 feet above see level. Topography is gentle rolling hills.

Vegetation consists of fir, cedar, hemlock, with low level brush cover consisting of assorted berry and thorn bushes.

The climate in the area is moderate seasonal climate. Precipitation tends to be moderate during the winter months with lesser amounts during the summer and early fall.

The claim is covered by glacial till with varying depths from six feet to over forty feet. Water is available from Stevens Creek tributaries.

Raven Property Staking and Purchase Agreement

On August 17, 2005, we entered into an agreement with Mr. David Heyman of Langley, British Columbia, whereby he agreed stake and sell to us one mineral claim located approximately 17 kilometers northeast of Princeton, British Columbia in an area having the potential to contain zinc, copper and silver mineralization or deposits. In order to acquire a 100% interest in these claims, we paid $4,000 to Mr. Heyman.

Exploration History

The Raven property area first saw small scale prospecting in the early 1860's for placer gold. Later work in the early 1900's sparked various small sporadic grassroots exploration work. Small work in the immediate property area consisted of ground supported geophysics and a geochemical survey.

Geological Assessment Report: Raven Property

We have obtained a geological summary report on the Raven property that was prepared by Ms. Renee Brickner, a geologist, of Vancouver, British Columbia. Ms. Brickner is a member of the Association of Professional Engineers and Geoscientists of British Columbia. She holds a Bachelor of Science degree in geology with Honors. The report discusses the geology of the area surrounding and particular to the Raven property, and makes a recommendation for further exploration work.

In her report, Ms. Brickner concludes that the Raven property has the potential to contain notable zinc, copper and silver mineralization within massive sulphide quartz related veins/zones. She says that reports and minfile both refer to historic (pre-1900) work including shafts, adits, pits and trenches. She is of the opinion that this data, coupled with geophysical and geochemical maps showing soil anomalies and magnetic anomalies, provides enough information to warrant further investigation to confirm the work and showings noted to date.

Conclusions

Ms. Brickner, the author of the geological report on the Raven property, believes that the area has potential for zinc, copper and silver mineralization. She is of the opinion that, based on the results from the work report, the property has several anomalous areas where follow-up mapping and sampling should be conducted. She is of the further opinion that the review of the old workings along the western side of Raven Mountain should be visited and sampled. Ms. Brickner is also recommending the identifying of the historic claim stakes and workings to properly identify the appropriate showings, adits, shafts and trenching. From there, areas of interest can be further delineated.

An initial examination could be completed in about one week.

Proposed Budget for Phase One

Approximate costs for the one phase program are as follows:

1.  Geologist (4 days at $400/day)                            $ 1,600.00
2.  Field Assistant (4 days at $250/day)                      $ 1,000.00
3.  30 sample assays (prep and analysis)                      $   630.00
4.  Data compilation                                          $ 1,000.00
5.  Digitizing                                                $   250.00
6.  Vehicle Rental (4 days at $60/day)                        $   240.00
7.  Mileage (1000 km at $0.25/km)                             $   250.00
8.  Accommodation/Camp Costs (4 nights at $50/person)         $   400.00
9.  Food                                                      $   320.00
10. Miscellaneous                                             $   200.00
11. Gas                                                       $   300.00
                                                              ----------

                                    Program Total             $ 6,190.00


Ms. Brickner will provide and recommend a budget for a Phase Two upon completion of Phase One.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the Province of British Columbia, specifically. The governmental agencies responsible for overseeing the exploration of minerals in Canada are primarily the Ministry of Natural Resources Canada and the Ministry of the Environment.. In British Columbia, the responsible government agency is the Ministry of Energy, Mines and Petroleum Resources.

Under these laws, prior to production, we have the right to explore the property, subject only to a notice of work which may entail posting a bond. In addition, production of minerals in the Province of British Columbia will require prior approval of applicable governmental regulatory agencies. We can provide no assurance to investors that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known at this time.

We have budgeted for regulatory compliance costs in the proposed work program recommended by the geological report. Such costs will be less than $500 and will consist of having any significant soil or rock that is moved during the exploration process returned to its original location. Soil and rock movement during proposed exploration is anticipated to be negligible.

We will have to sustain the cost of reclamation and environmental mediation for all exploration (and development) work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. However, it is anticipated that such costs will not exceed $20,000 for future exploration phases. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or us in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in phase one because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

     -        Water discharge will have to meet water standards;

     -        Dust generation will have to be minimal or otherwise re-mediated;

     - Dumping of material on the surface will have to be re-contoured and re-vegetated;

     - An assessment of all material to be left on the surface will need to be environmentally benign;

     -        Ground  water  will  have  to  be  monitored  for   any  potential
              contaminants;

     - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

     - There will have to be an impact report o f the work on the local fauna and flora.

During the exploration phase, a bond will need to be provided covering possible land disturbance. In the case of normal fieldwork, this should be minimal. The costs of compliance with environmental regulations in the production phase are variable and cannot be determined at this time.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities & Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.
 Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street,, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Management's Discussion and Analysis

Plan Of Operations

Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended exploration program on the Raven property consisting of follow-up mapping and sampling. In addition, a review of the old workings along the western side of Raven Mountain will be visited and sampled. And finally, further work will be done in identifying the historic claim stakes and workings to identify the appropriate showings, adits, shafts and trenching. We anticipate that the program will cost approximately $6,200.00. To date, we have not commenced exploration on the Raven property.

Ms.Brickner will provide and recommend a budget for a Phase 2 upon completion of Phase One.

An adit is an opening driven horizontally into a side of a hill or mountain in order to access rock within.

Trenching involves removing surface soil using a backhoe or bulldozer. Samples are then taken from the bedrock below and analyzed for mineral content.

In the next 12 months, we also anticipate spending an additional $15,000 on professional fees and administrative expenses, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be approximately $22,000.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We may also seek to obtain short-term loans from our directors, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

We do not expect to earn any revenue from operations until we have either commenced mining operations on the Raven property or have sold an interest in the property to a third party. Before this occurs, we expect that we will have to complete current recommended exploration on the property, as well as additional exploration recommended by a geologist.

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the small business issuer's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Results Of Operations For Period Ending September 30, 2005

We have not earned any revenues from our incorporation on March 10, 2005 to September 30, 2005. We do not anticipate earning revenues unless we enter into commercial production on the Raven property, which is doubtful.
 We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $7,055 for the period from our inception on March 10, 2005 to September 30, 2005. These operating expenses were comprised of $4,000 for mineral property expenditures, $2,500 in legal and accounting, $500 in organizational costs, and $55 in office and miscellaneous fees.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Description Of Property

We own a 100% interest in the mineral claim comprising the Raven property. We do not own or lease any property other than the Raven property.

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person  proposed as a nominee for  election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Our sole promoter, David Matzele;
  *  Any member of the immediate family of any of the foregoing persons.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. As well, there is no assurance that our stock may be resold at the offered price if and when an active secondary market might develop. Even if developed, a public market for our securities may not be sustained.

We have not taken any steps to engage a market-marker to apply for quotation on the OTC Bulletin Board on our behalf. If we are able to engage a market-maker, we anticipate that it will take approximately two months for our securities to be quoted on the OTC Bulletin Board following submission of the application. However, there is no guarantee that our application will be approved. Even if we obtain an OTC Bulletin Board quotation, there is no assurance that there will be a liquid market for our stock.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  30  registered
shareholders.

Rule 144 Shares

A total of 5,000,000 shares of our common stock are available for resale to the public after March 18, 2006 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of our common stock then outstanding which, in our case, will equal 105,000 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 5,000,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended September 30, 2005 and subsequent to that period to the date of this prospectus.

Annual Compensation

                           Other Restricted Options/ LTIP Othe
                              Stock  * SARs  payouts Comp
Name              Title             Year    Salary   Bonus    Comp.    Awarded  (#)     ($)
-------------------------------------------------------------------------------------------
Peter             Pres., CEO        2006    $0         0        0         0      0       0
Sorel             & Director        2005    $0         0        0         0      0       0

David             Sec. and          2006    $0         0        0         0      0       0
Matzele           Director          2005    $0         0        0         0      0       0

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Mr. Sorel or Mr. Matzele. We do not pay them any amount for acting as a director.

Financial Statements

Index to Financial Statements:

1. Report of Independent Registered Public Accounting Firm;

2. Audited financial statements for the period ending September 30, 2005, including:

  a. Balance Sheets;

  b. Statements of Operations;

  c. Statements of Cash Flows;

  d. Statements of Stockholders' Equity; and

  e. Notes to the Financial Statements

3. Unaudited financial statements for the period ending December 31, 2005, including:

  a. Balance Sheets;

  b. Statements of Operations;

  c. Statements of Cash Flows;

  d. Statements of Stockholders' Equity; and

  e. Notes to the Financial Statements

    Nugget Resources Inc.
    (An Exploration Stage Company)

    Financial Statements
    (Expressed in U.S. Dollars)
    30 September 2005

JAMES STAFFORD
--------------------------------------------------------------------------------
                                                James Stafford
                                                Chartered Accountants*
                                                Suite 350 - 111 Melville Street
                                                Vancouver, British Columbia
                                                Canada V6E 3V6
                                                Telephone + 1 604 669 0711
                                                Facsimile + 1 604 669 0754
                                                *Incorporated professional



Report of Independent Registered Public Accounting Firm


To Board of Directors and Stockholders of
Nugget Resources Inc.
(An Exploration Stage Company)

We have audited the accompanying balance sheet of Nugget Resources Inc. as of 30 September 2005, and the related statements of operations, cash flows and changes in stockholders' equity for the period from the date of inception on 10 March 2005 to 30 September 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of 30 September 2005 and the results of its operations, its cash flows and its changes in stockholders' equity for the period from the date of inception on 10 March 2005 to 30 September 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, conditions exist which raise substantial doubt about the Company's ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                            "James Stafford"
Vancouver, Canada                                         Chartered Accountants

20 January 2006

Nugget Resources Inc.
(An Exploration Stage Company)
Balance Sheet
------------------------------------------------------------------------------------------------------------
(Expressed in U.S. Dollars)
As at 30 September 2005
                                                                                                           $

Assets

Current
Cash and cash equivalents                                                                             19,945
                                                                                           ------------------

Liabilities

Current
Accounts payable and accrued liabilities (Note 4)                                                      3,000
                                                                                           ------------------

                                                                                                       3,000
                                                                                           ------------------

Stockholders' equity
Capital stock (Note 5)
Authorized
  30 September 2005 - 75,000,000 common shares, par value $0.001
Issued and outstanding
  30 September 2005 - 10,500,000 common shares, par value $0.001                                      10,500
Additional paid-in capital                                                                            13,500
Deficit, accumulated during the exploration stage                                                     (7,055)
                                                                                           ------------------

                                                                                                      16,945
                                                                                           ------------------

                                                                                                      19,945
                                                                                           ------------------

Nature and Continuance of Operations (Note 1)

On behalf of the Board:

/s/ Peter Sorel        Director            /s/ David Matzele           Director
-------------------------------            ------------------------------------
Peter Sorel                                David Matzele


   The accompanying notes are an integral part of these financial statements.

Nugget Resources Inc.
(An Exploration Stage Company)
Statement of Operations
-------------------------------------------------------------------------------------------------------------
(Expressed in U.S. Dollars)
For the period from the date of inception on 10 March 2005 to 30 September 2005
                                                                                                           $

Expenses
Acquisition of mineral property interest (Note 3)                                                      4,000
Legal and accounting                                                                                   2,500
Office and sundry                                                                                        555
                                                                                           ------------------

Net loss for the period                                                                               (7,055)
                                                                                           ------------------

Basic and diluted earnings per common share                                                           (0.001)
                                                                                           ------------------

Weighted average number of common shares used in per share calculations                            9,511,765
                                                                                           ------------------



   The accompanying notes are an integral part of these financial statements.

Nugget Resources Inc.
(An Exploration Stage Company)
Statement of Cash Flows
-------------------------------------------------------------------------------------------------------------
(Expressed in U.S. Dollars)
For the period from the date of inception on 10 March 2005 to 30 September 2005
-------------------------------------------------------------------------------------------------------------
                                                                                                           $

Cash flows from operating activities
Net loss for the period                                                                               (7,055)

Changes in operating assets and liabilities
  Increase in accounts payable and accrued liabilities                                                 3,000
                                                                                           ------------------

                                                                                                      (4,055)
                                                                                           ------------------

Cash flows from financing activities
Issuance of common shares for cash                                                                    24,000
                                                                                           ------------------

Increase in cash and cash equivalents, being cash and cash equivalents, end of
period                                                                                                19,945
                                                                                           ------------------

Supplemental Disclosures with Respect to Cash Flows (Note 7)

   The accompanying notes are an integral part of these financial statements.

Nugget Resources Inc.
(An Exploration Stage Company)
Statement of Changes in Stockholders' Equity
--------------------------------------------------------------------------------------------------------------------------------
(Expressed in U.S. Dollars)

                                          Number of shares    Share Capital       Contributed          Deficit     Stockholders'
                                                    issued                            surplus                             equity
                                                                          $                 $                $                 $
Balance at 10 March 2005 (inception)
  Shares issued - cash ($0.001 per
  share), 18 March 2005                          5,000,000            5,000                 -                -             5,000
  Shares issued - cash ($0.001 per
  share), 5 April 2005                           4,000,000            4,000                 -                -             4,000
  Shares issued - cash ($0.01 per
  share), 13 April 2005                            675,000              675             6,075                -             6,750
  Shares issued - cash ($0.01 per
  share), 21 April 2005                            825,000              825             7,425                -             8,250
  Net loss for the period                                -                -                 -          (7,055)           (7,055)
                                           ----------------    -------------    --------------    -------------     -------------

Balance at 30 September 2005                    10,500,000           10,500            13,500          (7,055)            16,945
                                           ----------------    -------------    --------------    -------------     -------------

   The accompanying notes are an integral part of these financial statements.

Nugget Resources Inc.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in U.S. Dollars)
30 September 2005
--------------------------------------------------------------------------------


1.     Nature and Continuance of Operations

       The Company was incorporated in the State of Nevada on 10 March 2005. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standard ("SFAS") No. 7. The Company has acquired a mineral property located in the Province of British Columbia, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of property expenditures will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and upon future profitable production or proceeds for the sale thereof.

       These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $7,055 and further losses are anticipated in the development of its business. This raises substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

       The ability of the Company to emerge from the exploration stage is dependent upon, among other things, obtaining additional financing to continue operations, explore and develop the mineral properties and the discovery, development and sale of ore reserves.

       In response to these problems, management has planned the following actions:

       o The Company intends to apply for a SB-2 Registration Statement.
       o Management  intends  to  raise  additional   funds  through   public or
         private placement offerings.

       These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Nugget Resources Inc.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in U.S. Dollars)
30 September 2005
--------------------------------------------------------------------------------

2.     Significant Accounting Policies

       The following is a summary of significant accounting policies used in the preparation of these financial statements.

       Basis of presentation

       The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to exploration stage enterprises, and are expressed in U.S. dollars. The Company's fiscal year end is 30 September.

       Cash and cash equivalents

       Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

       Mineral property costs

       The Company has been in the exploration stage since its formation on 10 March 2005 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

       Although the Company has taken steps to verify title to mineral properties in which it has an interest, according to the usual industry standards for the stage of exploration of such properties, these procedures do not guarantee the Company's title. Such properties may be subject to prior agreements or transfers and title may be affected by undetected defects.


       Financial instruments

       The carrying value of cash, accounts payable and accrued liabilities, and due to related parties approximates their fair value because of the short maturity of these instruments. The Company's operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The Company's financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

Nugget Resources Inc.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in U.S. Dollars)
30 September 2005
--------------------------------------------------------------------------------

       Derivative financial instruments

       The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

       Environmental expenditures

       The  operations  of the  Company  have been,  and may in the  future,  be affected from time to time, in varying degrees, by changes in environmental regulations, including those for future reclamation and site restoration costs. Both the likelihood of new regulations and their overall effect upon the Company vary greatly and are not predictable. The Company's policy is to meet or, if possible, surpass standards set by relevant legislation, by application of technically proven and economically feasible measures.

       Environmental expenditures that relate to ongoing environmental and reclamation programs are charged against earnings as incurred or capitalized and amortized depending on their future economic benefits. Estimated future reclamation and site restoration costs, when the ultimate liability is reasonably determinable, are charged against earnings over the estimated remaining life of the related business operation, net of expected recoveries.

       Income taxes

       Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

Nugget Resources Inc.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in U.S. Dollars)
30 September 2005
--------------------------------------------------------------------------------

       Basic and diluted net loss per share

       The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share. SFAS No. 128 requires presentation of both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS
       excludes   all   potentially   dilutive   shares   if  their   effect  is
       anti-dilutive.

       Comprehensive Loss

       SFAS No. 130, Reporting Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at 30 September 2005, the Company has no items that represent a comprehensive loss and therefore has not included a schedule of comprehensive loss in the financial statements.

       Segments of an enterprise and related information

       SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. SFAS No. 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas, and major customers. SFAS No. 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision-maker in deciding how to allocate resources and in assessing performance. The Company has evaluated SFAS No. 131 and does not believe it is applicable at this time.

       Start-up expenses

       The Company has adopted Statement of Position No. 98-5, Reporting the Costs of Start-up Activities, which requires that costs associated with start-up activities be expensed as incurred. Accordingly, start-up costs associated with the Company's formation have been included in the Company's expenses for the period from inception on 10 March 2005 to 30 September 2005.

Nugget Resources Inc.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in U.S. Dollars)
30 September 2005
--------------------------------------------------------------------------------

       Foreign currency translation

       The Company's functional currency is the Canadian dollar and its reporting currency is the U.S. dollar. The financial statements of the Company are translated to U.S. dollars in accordance with SFAS No. 52 Foreign Currency Translation. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Revenue and expense items are translated at the average rate of exchange prevailing during the year.

       Adjustments arising from such translations are deferred until realization and are included as a separate component of shareholders' equity as a component of comprehensive income or loss. Therefore, translation adjustments are not included in determining net income but are reported as other comprehensive income.

       No significant realized exchange gains or losses were recorded in the period ended 30 September 2005.

       Use of estimates and assumptions

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

       The Company's periodic filings with the Securities and Exchange Commission ("SEC") include, where applicable, disclosures of estimates, assumptions, uncertainties, and markets that could affect the financial statements and future operations of the Company.

       Concentrations of credit risk

       The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and related party payables. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company's management also routinely assesses the financial strength and credit worthiness of any parties to which it extends funds and as such, it believes that any associated credit risk exposures are limited.

       Risks and uncertainties

       The Company operates in the resource exploration industry that is subject to significant risks and uncertainties, including financial, operational, technological, and other risks associated with operating a resource exploration business, including the potential risk of business failure.

Nugget Resources Inc.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in U.S. Dollars)
30 September 2005
--------------------------------------------------------------------------------

       Recent accounting pronouncements

       In May 2005, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 154, Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and SFAS No. 3. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after 15 December 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

       In March 2005, the SEC staff issued Staff Accounting Bulletin ("SAB") No. 107 to give guidance on the implementation of SFAS No. 123R. The Company will consider SAB No. 107 during implementation of SFAS No. 123R.

       In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after 15 June 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company's results of operations or its financial position.

       In December 2004, the FASB issued SFAS No. 123R, Share Based Payment. SFAS No. 123R is a revision of SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and its related implementation guidance. SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the

Nugget Resources Inc.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in U.S. Dollars)
30 September 2005
--------------------------------------------------------------------------------

       award - the requisite service period (usually the vesting period). SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS No. 123R in the first interim or annual reporting period that begins after 15 December 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or its financial position.

       The FASB has also issued SFAS No. 151 and 152, but they will not have relationship to the operations of the Company. Therefore a description and its impact for each on the Company' s operations and financial position have not been disclosed.

3.     Mineral Property

       Pursuant to a mineral property purchase agreement dated 17 August 2005, the Company acquired a 100% undivided right, title and interest in a
       524.728 hectacre mineral claim, located in the Similkameen Mining Division of British Columbia, Canada for a cash payment of $4,000 (paid). Since the Company has not established the commercial feasibility of the mineral claim, the acquisition costs have been expensed.

4.     Accounts Payable and Accrued Liabilities

       Accounts payable and accrued liabilities are non-interest bearing, unsecured and have settlement dates within one year.

5.     Capital Stock

       Authorized

       The total authorized capital is 75,000,000 common shares with a par value of $0.001 per common share.

       Issued and outstanding

       The total issued and outstanding capital stock is 10,500,000 common shares with a par value of $0.001 per common share.


       i. On 18 March 2005, 5,000,000 common shares of the Company were issued for cash proceeds of $5,000.

      ii. On 5 April 2005, 4,000,000 common shares of the Company were issued for cash proceeds of $4,000.

     iii. On 13 April 2005, 675,000 common shares of the Company were issued for cash proceeds of $6,750.

      iv. On 21 April 2005, 825,000 common shares of the Company were issued for cash proceeds of $8,250.

Nugget Resources Inc.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in U.S. Dollars)
30 September 2005
--------------------------------------------------------------------------------

       At 30 September 2005, there were no outstanding stock options or warrants.

6.     Income Taxes

       The Company has losses carried forward for income tax purposes to 30 September 2005. There are no current or deferred tax expenses for the period ended 30 September 2005 due to the Company's loss position. The Company has fully reserved for any benefits of these losses. The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company's ability to generate taxable income within the net operating loss carryforward period. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes.

       The  provision  for  refundable   federal  income  tax  consists  of  the
following:

                                                                For the period
                                                              from the date of
                                                               inception on 10
                                                                 March 2005 to
                                                                  30 September
                                                                          2005
                                                                             $

       Deferred tax asset attributable to:
       Current operations                                               (2,399)
       Less: Change in valuation allowance                               2,399
                                                             ------------------

       Net refundable amount                                                  -
                                                             ------------------

Nugget Resources Inc.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in U.S. Dollars)
30 September 2005
--------------------------------------------------------------------------------

       The composition of the Company's deferred tax assets as at 30 September 2005 is as follows:

                                                                For the period
                                                              from the date of
                                                               inception on 10
                                                                 March 2005 to
                                                             30 September 2005
                                                                             $

       Net operating loss carryforward                                  (7,055)
                                                              ------------------

       Statutory federal income tax rate                                    34%
       Effective income tax rate                                             0%

       Deferred tax asset                                               (2,399)
       Less: Valuation allowance                                         2,399
                                                              ------------------

       Net deferred tax asset                                                -
                                                              ------------------

       The potential income tax benefit of these losses has been offset by a full valuation allowance.

       As at 30 September 2005, the Company has an unused net operating loss carry-forward balance of approximately $7,055 that is available to offset future taxable income. This unused net operating loss carry-forward balance expires in 2012.

7.       Supplemental Disclosures with Respect to Cash Flows

                                                                           2005
                                                                              $

       Cash paid during the year for interest                                 -
       Cash paid during the year for income taxes                             -

    Nugget Resources Inc.
    (An Exploration Stage Company)

    Financial Statements
    (Expressed in U.S. Dollars)
    (Unaudited)
    31 December 2005

Nugget Resources Inc.
(An Exploration Stage Company)
Balance Sheets
------------------------------------------------------------------------------------------------------------------------------
(Expressed in U.S. Dollars)
(Unaudited)
                                                                                        31 December 2005     30 September 2005
                                                                                                       $                     $

Assets

Current
Cash and cash equivalents                                                                         19,927                19,945
                                                                                        -----------------    ------------------

Liabilities

Current
Accounts payable and accrued liabilities (Note 4)                                                  4,475                 3,000
                                                                                        -----------------    ------------------


Stockholders' equity
Capital stock (Note 5)
Authorized
  31 December 2005 - 75,000,000 common shares, par value $0.001
Issued and outstanding
  31 December 2005 - 10,500,000 common shares, par value $0.001                                   10,500                10,500
  30 September 2005 - 10,500,000 common shares, par value $0.001
Additional paid-in capital                                                                        13,500                13,500
Deficit, accumulated during the exploration stage                                                (8,548)               (7,055)
                                                                                        -----------------    ------------------

                                                                                                  15,452                16,945
                                                                                        -----------------    ------------------

                                                                                                  19,927                19,945
                                                                                        -----------------    ------------------

Nature and Continuance of Operations (Note 1)

On behalf of the Board:

/s/ Peter Sorel            Director        /s/ David Matzele          Director
------------------------------------       -----------------------------------
Peter Sorel                                David Matzele



   The accompanying notes are an integral part of these financial statements.

Nugget Resources Inc.
(An Exploration Stage Company)
Statements of Operations
------------------------------------------------------------------------------------------------------------------------------
(Expressed in U.S. Dollars)
(Unaudited)

                                                                                          For the period
                                                                                         of inception on         For the three
                                                                                           10 March 2005          month period
                                                                                          to 31 December              ended 31
                                                                                                    2005         December 2005
                                                                                                       $                     $
Expenses
Acquisition of mineral property interest (Note 3)                                                  4,000                     -
Legal and accounting                                                                               3,975                 1,475
Office and sundry                                                                                    573                    18
                                                                                        -----------------    ------------------

Net loss for the period                                                                          (8,548)               (1,493)
                                                                                        -----------------    ------------------

Basic and diluted earnings per common share                                                                           (0.0001)
                                                                                                             ------------------

Weighted average number of common shares used in per share calculations (Note 2)                                    10,500,000
                                                                                                             ------------------



   The accompanying notes are an integral part of these financial statements.

Nugget Resources Inc.
(An Exploration Stage Company)
Statements of Cash Flows
------------------------------------------------------------------------------------------------------------------------------
(Expressed in U.S. Dollars))
(Unaudited)
                                                                                          For the period
                                                                                         of inception on         For the three
                                                                                           10 March 2005          month period
                                                                                          to 31 December                 ended
                                                                                                    2005      31 December 2005
                                                                                                       $                     $
Cash flows from operating activities
Net loss for the period                                                                          (8,548)               (1,493)
Changes in operating assets and liabilities
  Increase in accounts payable and accrued liabilities                                             4,475                 1,475
                                                                                        -----------------    ------------------

                                                                                                 (4,073)                  (18)
                                                                                        -----------------    ------------------

Cash flows from financing activities
Shares issue for cash                                                                             24,000                     -
                                                                                        -----------------    ------------------

Increase (decrease) in cash and cash equivalents                                                  19,927                  (18)

Cash and cash equivalents, beginning of period                                                         -                19,945
                                                                                        -----------------    ------------------

Cash and cash equivalents, end of period                                                          19,927                19,927
                                                                                        -----------------    ------------------

Supplemental Disclosures with Respect to Cash Flows (Note 6)

   The accompanying notes are an integral part of these financial statements.

Nugget Resources Inc.
(An Exploration Stage Company)
Statements of Changes in Shareholders' Equity
(Expressed in U.S. Dollars)
(Unaudited)
------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Deficit
                                                                                                 accumulated
                                                                                Additional       during the           Total
                                              Number of                          paid-in         exploration     stockholders'
                                          shares issued     Share capital        capital             stage            equity
                                                                        $                $                 $                 $
Balance at 10 March 2005 (inception)
    Shares issued - cash ($0.001 per
    share), 18 March 2005                     5,000,000             5,000                -                 -             5,000
    Shares issued - cash ($0.001 per
    share), 5 April 2005                      4,000,000             4,000                -                 -             4,000
    Shares issued - cash ($0.01 per
    share), 13 April 2005                       675,000               675            6,075                 -             6,750
    Shares issued - cash ($0.01 per
    share), 21 April 2005                       825,000               825            7,425                 -             8,250
    Net loss for the period                           -                 -                -           (7,055)           (7,055)
                                           -------------     -------------    -------------     -------------    --------------
Balance at 30 September 2005                 10,500,000            10,500           13,500           (7,055)            16,945
  Net loss for the period                             -                 -                -           (1,493)           (1,493)
                                           -------------     -------------    -------------     -------------    --------------

Balance at 31 December 2005                  10,500,000            10,500           13,500           (8,548)            15,452
                                           -------------     -------------    -------------     -------------    --------------


   The accompanying notes are an integral part of these financial statements.

Nugget Resources Inc.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)
31 December 2005
--------------------------------------------------------------------------------




1.     Nature and Continuance of Operations

       The Company was incorporated in the State of Nevada on 10 March 2005. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standard ("SFAS") No. 7 and Industry Guide 7 of the SEC Industry Guide. The Company has acquired a mineral property located in the Province of British Columbia, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of property expenditures will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and upon future profitable production or proceeds for the sale thereof.

       The Company's financial statements as at 31 December 2005 and for the three month period then ended have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has a loss of $1,493 for the three month period ended 31 December 2005 and has working capital of $15,542 at 31 December 2005 (30 September 2005
       - $16,945).


       Since operating losses are recurring and further losses are anticipated, it raises substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

       The ability of the Company to emerge from the exploration stage is dependent upon, among other things, obtaining additional financing to continue operations, explore and develop the mineral properties and the discovery, development and sale of ore reserves.

       In response to these problems, management has planned the following actions:

       o The Company intends to apply for a SB-2 Registration Statement.
       o Management intends to raise additional funds through public or private placement offerings.

       These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Nugget Resources Inc.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)
31 December 2005
--------------------------------------------------------------------------------

2.     Significant Accounting Policies

       The following is a summary of significant accounting policies used in the preparation of these financial statements.

       Basis of presentation

       These unaudited interim financial statements have been prepared in accordance with accounting policies as set out in the Company's audited financial statements for the period ended 30 September 2005, except as described in this note.

       These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP") applicable for exploration stage enterprises for interim financial information and are expressed in U.S. dollars. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended 31 December 2005 are not necessarily indicative of the results that may be expected for the year ended 30 September 2006. For further information, refer to the audited financial statements of the Company for the period ended 30 September 2005.

       Cash and cash equivalents

       Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

       Mineral property costs

       The Company has been in the exploration stage since its formation on 10 March 2005 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserves.

       Although the Company has taken steps to verify title to mineral properties in which it has an interest, according to the usual industry standards for the stage of exploration of such properties, these procedures do not guarantee the Company's title. Such properties may be subject to prior agreements or transfers and title may be affected by undetected defects.

Nugget Resources Inc.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)
31 December 2005
--------------------------------------------------------------------------------

       Reclamation costs

       The Company's policy for recording reclamation costs is to record a liability for the estimated costs to reclaim mined land by recording charges to production costs for each tonne of ore mined over the life of the mine. The amount charged is based on management's estimation of reclamation costs to be incurred. The accrued liability is reduced as reclamation expenditures are made. Certain reclamation work is performed concurrently with mining and these expenditures are charged to operations at that time.

       Financial instruments

       The carrying value of cash, accounts payable and accrued liabilities, and due to related parties approximates their fair value because of the short maturity of these instruments. The Company's operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The Company's financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

       Derivative financial instruments

       The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

       Environmental expenditures

       The  operations  of the  Company  have been,  and may in the  future,  be affected from time to time, in varying degrees, by changes in environmental regulations, including those for future reclamation and site restoration costs. Both the likelihood of new regulations and their overall effect upon the Company vary greatly and are not predictable. The Company's policy is to meet or, if possible, surpass standards set by relevant legislation, by application of technically proven and economically feasible measures.

       Environmental expenditures that relate to ongoing environmental and reclamation programs are charged against earnings as incurred or capitalized and amortized depending on their future economic benefits. Estimated future reclamation and site restoration costs, when the ultimate liability is reasonably determinable, are charged against earnings over the estimated remaining life of the related business operation, net of expected recoveries.

Nugget Resources Inc.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)
31 December 2005
--------------------------------------------------------------------------------

       Income taxes

       Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

       Basic and diluted net loss per share

       The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share. SFAS No. 128 requires presentation of both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS
       excludes   all   potentially   dilutive   shares   if  their   effect  is
       anti-dilutive.

       Comprehensive Loss

       SFAS No. 130, Reporting Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at 31 December 2005, the Company has no items that represent a comprehensive loss and therefore has not included a schedule of comprehensive loss in the financial statements.

       Segments of an enterprise and related information

       SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. SFAS No. 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas, and major customers. SFAS No. 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision-maker in deciding how to allocate resources and in assessing performance. The Company has evaluated SFAS No. 131 and does not believe it is applicable at this time.

Nugget Resources Inc.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)
31 December 2005
--------------------------------------------------------------------------------

       Start-up expenses

       The Company has adopted Statement of Position No. 98-5, Reporting the Costs of Start-up Activities, which requires that costs associated with start-up activities be expensed as incurred. Accordingly, start-up costs associated with the Company's formation have been included in the Company's expenses for the period from inception on 10 March 2005 to 31 December 2005.

       Foreign currency translation

       The Company's functional and reporting currency is in U.S. dollars. The financial statements of the Company are translated to U.S. dollars in accordance with SFAS No. 52, Foreign Currency Translation. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

       Use of estimates and assumptions

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

       The Company's periodic filings with the Securities and Exchange Commission ("SEC") include, where applicable, disclosures of estimates, assumptions, uncertainties, and markets that could affect the financial statements and future operations of the Company.

       Concentrations of credit risk

       The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and related party payables. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company's management also routinely assesses the financial strength and credit worthiness of any parties to which it extends funds and as such, it believes that any associated credit risk exposures are limited.

Nugget Resources Inc.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)
31 December 2005
--------------------------------------------------------------------------------

       Risks and uncertainties

       The Company operates in the resource exploration industry that is subject to significant risks and uncertainties, including financial, operational, technological, and other risks associated with operating a resource exploration business, including the potential risk of business failure.

       Recent accounting pronouncements

       Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the financial statements.

3.     Mineral Property

       Pursuant to a mineral property purchase agreement dated 17 August 2005, the Company acquired a 100% undivided right, title and interest in a
       524.728 hectacre mineral claim, located in the Similkameen Mining Division of British Columbia, Canada for a cash payment of $4,000 (paid). Since the Company has not established the commercial feasibility of the mineral claim, the acquisition costs have been expensed.

4.     Accounts Payable and Accrued Liabilities

       Accounts payable and accrued liabilities are non-interest bearing, unsecured and have settlement dates within one year.

5.     Capital Stock

       Authorized

       The total authorized capital is 75,000,000 common shares with a par value of $0.001 per common share.

       Issued and outstanding

       The total issued and outstanding capital stock is 10,500,000 common shares with a par value of $0.001 per common share.


       At 31 December 2005, there were no outstanding stock options or warrants.

Nugget Resources Inc.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)
31 December 2005
--------------------------------------------------------------------------------

6.     Income Taxes

       The Company has losses carried forward for income tax purposes to 31 December 2005. There are no current or deferred tax expenses for the period ended 31 December 2005 due to the Company's loss position. The Company has fully reserved for any benefits of these losses. The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company's ability to generate taxable income within the net operating loss carryforward period. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes.

       The  provision  for  refundable   federal  income  tax  consists  of  the
       following:

                                                                                          For the period         For the three
                                                                                        from the date of
                                                                                         inception on 10          month period
                                                                                        March 2005 to 31              ended 31
                                                                                           December 2005         December 2005
                                                                                                       $                     $
       Deferred tax asset attributable to:
       Current operations                                                                        (2,906)                 (508)
       Less: Change in valuation allowance                                                         2,906                   508
                                                                                       ------------------    ------------------

       Net refundable amount                                                                           -                     -
                                                                                       ------------------    ------------------

Nugget Resources Inc.
(An Exploration Stage Company)
Notes to Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)
31 December 2005
--------------------------------------------------------------------------------

       The composition of the Company's deferred tax assets as at 31 December 2005 is as follows:

                                                                                        31 December 2005     30 September 2005
                                                                                                       $                     $
       Net operating loss carryforward                                                           (8,548)               (7,055)
                                                                                       ------------------    ------------------

       Statutory federal income tax rate                                                             34%                   34%
       Effective income tax rate                                                                      0%                    0%

       Deferred tax asset                                                                        (2,906)               (2,399)
       Less: Valuation allowance                                                                   2,906                 2,399
                                                                                       ------------------    ------------------

       Net deferred tax asset                                                                          -                     -
                                                                                       ------------------    ------------------

       The potential income tax benefit of these losses has been offset by a full valuation allowance.

       As at 31 December 2005, the Company has an unused net operating loss carry-forward balance of approximately $8,548 that is available to offset future taxable income. This unused net operating loss carry-forward balance expires in 2024.

7.       Supplemental disclosures with respect to Cash Flows

                                                                                          For the period         For the three
                                                                                        from the date of
                                                                                         inception on 10          month period
                                                                                           March 2005 to              ended 31
                                                                                        31 December 2005         December 2005
                                                                                                       $                     $
       Cash paid during the period for interest                                                        -                     -
       Cash paid during the period for income taxes                                                    -                     -

                  Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

Until _________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     Part II



                   Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

         (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

         (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

         (3) a transaction from which the director derived an improper personal profit; and

         (4)      willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

         (1)      such indemnification is expressly required to be made by law;

         (2)      the proceeding was authorized by our Board of Directors;

         (3)      such  indemnification  is  provided  by   us,   in   our  sole
                  discretion, pursuant to the powers vested us under Nevada law; or

         (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee           $        5.89
Transfer Agent Fees                                           $     1000.00
Accounting and auditing fees and expenses                     $     5000.00
Legal fees and expenses                                       $     2500.00
Edgar filing fees                                             $     1500.00
                                                            ---------------
Total                                                         $   10,005.89
                                                            ===============

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

We completed an offering of 5,000,000 shares of our common stock at a price of $0.001 per share on March 18, 2005 to David Matzele, our Secretary and Treasurer. The total amount received from this offering was $5,000.

These shares were issued pursuant to Regulation S of the Securities Act. Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 4,000,000 shares of our common stock at a price of $0.001 per share to a total of 8 purchasers on April 5, 2005. The total amount received from this offering was $4,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

                Name of Shareholder                             Number of Shares
                Ahmad Khatib                                    500,000
                Kerry Robert Wilks                              500,000
                Sara Rakhshandeh                                500,000
                Rakan Khatib                                    500,000
                Phu Quang Tran                                  500,000
                Alexander Cherris Medway                        500,000
                Behrang Rowshandeli                             500,000
                Valerie Barbuto                                 500,000

We completed an offering of 1,500,000 shares of our common stock at a price of $0.01 per share to a total of twenty purchasers on April 13, 2005 and April 21, 2005. The total amount received from this offering was $15,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

                Name of Shareholder                             Number of Shares
                Juan Carlos Galan                               75,000
                Do Van Troung                                   75,000
                Vivek Takiar                                    75,000
                Amit Singh Dusanj                               75,000
                Kylie Robyn Mains                               75,000
                Christopher Alan Crumley                        75,000
                Muhammad Dawood Dastgir                         75,000
                Samuel Salesh Hari                              75,000
                Keith Graham Mitchell                           75,000
                Muhammed Sanwal Durrani                         75,000
                Pinky Rani Jhuty                                75,000
                Jagjeet Singh Manhas                            75,000
                Yermiah Durrani                                 75,000
                Jasvir Singh                                    75,000
                Rimpy Hothi                                     75,000
                Christopher James Dickinson                     75,000
                Marcello Anthony Salvino                        75,000
                Michael Dale Gardner                            75,000
                Paul Arthur Ferguson                            75,000
                Peter Guang Chow                                75,000
Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.


                   Exhibits
Exhibit

Number             Description

  3.1              Articles of Incorporation
  3.2              Bylaws
  5.1              Legal opinion
 10.1              Mineral Property Staking and Purchase Agreement dated August
                   17, 2005
 23.1              Consent of J. Stafford, Chartered Accountants
 99.1              Claims Location Map


The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and
(c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

    (ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

   (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

    (iv) any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on March 22, 2006.

                              Nugget Resources Inc.

                              By:/s/ Peter Sorel
                              ------------------------------
                              Peter Sorel, President, Chief
                              Executive Officer and Director

                                Power of Attorney

ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Sorel, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE               CAPACITY IN WHICH SIGNED                     DATE

/s/ Peter Sorel         President, Chief Executive               March 22, 2006
                        Officer and Director
----------------------
Peter Sorel

/s/ David Matzele       Secretary, Principal Accounting Officer, March 22, 2006
                        Treasurer and Director
-----------------------
David Matzele